UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2022

ARTESIAN RESOURCES CORP
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road Newark, Delaware	19702
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (302) 453-6900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARTNA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On February 16, 2022, Artesian Water Company, Inc. (“Artesian Water”), a subsidiary of Artesian Resources Corporation (“Artesian Resources”), signed an agreement (the “Asset Purchase Agreement”) to purchase from the Town of Clayton, a Delaware municipality (“Clayton”), substantially all of the operating assets of Clayton’s water system, including Clayton’s exclusive franchise territory and the right to provide water service to Clayton’s existing customers (the “Water System”).  Pursuant to the terms of the Asset Purchase Agreement, Clayton shall transfer to Artesian Water all of Clayton’s right, title and interest in and to substantially all of the municipal water utility, plant and equipment, associated real property, contracts, easements and permits possessed by Clayton at closing related to the Water System.  The total purchase price is $5.0 million, less the current payoff amount of any secured debt or debt associated with the Water System.  Closing on this transaction is pending due diligence and approval by the Delaware Public Service Commission related to the transfer of exclusive franchise territory.  The Asset Purchase Agreement contains customary representations, warranties, covenants and closing conditions for agreements of like type.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

Date: February 17, 2022	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer